UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [ ]

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/ /   Definitive Proxy Statement
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/X/   Soliciting Material Pursuant to ss.240.14a-12

                               Moore Medical Corp.
                (Name of Registrant as Specified In Its Charter)

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Contact:
--------
Investors and Financial Press
Larry Kurtz, McKesson  (415) 983-8418
Linda M. Autore, Moore Medical  (860) 826-3775

Business and Trade Media
Kate Rohrbach, McKesson  (415) 983-9023
Susan Horn, Rosica Mulhern, Inc. for Moore Medical  (201) 843-5600


                   McKesson Corp. to Acquire Moore Medical
  Acquisition Expands Leading Footprint and Capabilities in Medical-Surgical
                                   Supply and
                  Rx Distribution To Alternate Site Markets


SAN FRANCISCO and NEW BRITAIN, Conn., January 20, 2004 -- McKesson Corporation (NYSE: MCK), the world's leading healthcare services company and the largest distributor of medical surgical supplies and pharmaceuticals to the alternate site marketplace, and Moore Medical Corporation (AMEX: MMD) of New Britain, Conn., today announced that McKesson has signed a definitive agreement to acquire Moore Medical. Under the agreement, McKesson will pay $12.00 in cash for each outstanding share of Moore Medical or approximately $40 million in the aggregate. The transaction represents a premium of 54.4 percent over the average closing price for Moore Medical's common stock for the 30 days ending January 16, 2004 and a premium of 62.4 percent over the average closing price for Moore Medical's common stock for the 60 days ending January 16, 2004.

Moore Medical is an internet-enabled, multi-channel marketer and distributor of medical surgical and pharmaceutical products to non-hospital provider settings. The acquisition is expected to close in the second quarter of 2004. Closing of the transaction is subject to customary conditions, including approval by Moore Medical's stockholders, and provides for the payment of a termination fee under certain circumstances. Moore Medical will become part of the Medical-Surgical business of McKesson and the acquisition is expected to be accretive to McKesson's earnings per share in fiscal 2005, once the integration is complete.

"Moore Medical's focus on the non-hospital healthcare segment is a perfect complement to McKesson's current leadership in alternate sites," said Paul Julian, president of McKesson Supply Solutions. "We look forward to capitalizing on Moore Medical's


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strengths to further grow our medical supply and pharmaceutical business in the alternate site segment of the market."

"The addition of Moore Medical's established telesales, direct marketing and catalog capabilities to our existing field sales force will provide us with a more comprehensive offering for reaching the entire continuum of healthcare," said Gary Muensterman, president of McKesson Medical-Surgical, Inc. "Moore Medical's established stellar reputation for customer service is consistent with McKesson's ongoing commitment to delivering quality products and services."

Moore Medical's 305 employees market and distribute medical, surgical and pharmaceutical products to nearly 100,000 healthcare practices and facilities in non-hospital settings nationwide. Established in 1947, Moore began selling brand-name pharmaceuticals from the back office of Axelrod Pharmacy in New Britain. With roots in direct-mail distribution, its products were placed in drugstores across the country. Today, the company's direct marketing and distribution business supplies products throughout the United States and U.S. territories. Since 1999, Moore Medical has been successfully executing a strategy to transform its business from an off-line-only model, relying almost exclusively on catalogs and telesales, to a multi-channeled Internet enabled model, including key opportunity and field representatives in selected specialty markets.

"We're excited about the opportunity to become a part of McKesson," said Linda
M. Autore, president and CEO of Moore Medical. "The depth and breadth of McKesson's product line will allow us to provide our customers a truly complete service offering on a scale that we have lacked until now. We're proud to announce a transaction with a company that enjoys such a positive reputation in our marketplace."

About Moore Medical

Moore Medical is an Internet-enabled multi-channel marketer and distributor of medical, surgical and pharmaceutical products to nearly 100,000 health care practices and facilities in non-hospital settings nationwide, including: physicians; emergency medical technicians; schools; correctional institutions; municipalities; occupational/industrial health doctors and nurses; and other specialty practice communities. The Company markets and serves its customers through direct mail, industry-specialized telephone support staff, field sales representatives, customer community affiliates and the Internet. Its direct marketing and distribution business has been in operation for 55 years.


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About McKesson

McKesson Corporation (NYSE: MCK) is a Fortune 20 healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 170-year history, McKesson has grown to provide pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com

For McKesson Investors

Except for historical information contained in this press release, matters discussed may constitute "forward-looking statements", within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", "anticipates", "may", "will", "should", "seeks", "approximates", "intends", "plans", "estimates" or the negative of these words or other comparable terminology. Statements in this press release with respect to the anticipated timing of closing, expected synergies resulting from the acquisition of Moore Medical and the expected positive impact of the acquisition on McKesson's future operating results are subject to risks and uncertainties, including risks related to obtaining Moore Medical shareholder approval and satisfying other closing conditions, the ability of McKesson to successfully achieve expected synergies, and the impact on Moore Medical's business arising form uncertainty due to the proposed merger. In addition, other significant risks and uncertainties are described in McKesson's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: the resolution or outcome of pending shareholder litigation regarding the 1999 restatement of McKesson's historical financial statements; the changing U.S. healthcare environment, including the impact of potential mandated benefits, changes in private and governmental reimbursement or in the delivery systems for healthcare products and services; changes in pharmaceutical and medical-surgical manufacturers' pricing, selling, inventory or distribution policies or practices; substantial defaults in payment or a material reduction in purchases by large customers; challenges in integrating and implementing McKesson's software products, or the slowing or deferral of demand for these products; McKesson's ability to successfully identify, consummate and integrate strategic acquisitions; changes in generally accepted accounting principles (GAAP); and general economic conditions. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. McKesson assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise.

For Moore Medical Investors

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements about future events and expectations that constitute forward-looking statements under the federal securities laws. These statements are characterized by words such as "believe," "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "intent," "project," "objective," "seek," "strive," "might," "likely result," "build," "grow," "plan," "goal," "expand," "position," or similar words. Forward-looking statements involve risks and uncertainties (including factors outside our control) that may cause our actual results, performance or financial condition to differ materially from any future results implied by such forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the inability to generate adequate revenues and income from our strategy to transform the Company to a multi-channel e-commerce enabled business; changes in demand for or supply of our products; online security breaches; disruptions in or cost increases for third-


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party services or systems; intense competition in health care product distribution; government regulation of drug and medical device distribution, the Internet and health care products and services; and changes in insurance coverage of health care products and services. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Moore Medical will file a proxy statement and other relevant documents with the SEC concerning the proposed merger of a wholly-owned subsidiary of McKesson with and into Moore Medical. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. You may obtain documents filed with the SEC by Moore Medical free of charge by writing to: Chief Financial Officer, Moore Medical Corp., P.O. Box 1500, New Britain, Connecticut 06050, or e-mail to: www.ir@mooremedical.com.

Moore Medical and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Moore Medical in connection with the merger. Information about the directors and executive officers of Moore Medical and their ownership of Moore Medical stock is set forth in the proxy statement for Moore Medical's 2003 annual meeting of stockholders filed with the SEC on April 21, 2003. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

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